Exhibit 99.1

MODEL N ANNOUNCES FOURTH QUARTER AND
FISCAL YEAR 2018 FINANCIAL RESULTS

San Mateo, CA – Model N, Inc., (NYSE: MODN), the leading provider of cloud revenue management solutions for the pharmaceutical, medical device, semiconductor and high tech manufacturing, today announced financial results for the fourth quarter and fiscal year, which ended September 30, 2018.

"Model N exceeded its revenue and profitability guidance for the fourth quarter of fiscal 2018. I’m pleased with our cloud subscription growth and our profitability and cash flow illustrate the progress we’ve made in building a scalable business," said Jason Blessing, Chief Executive Officers of Model N. “After spending a significant amount of my first six months in the field visiting customers, I’m convinced we deliver a mission critical application and have significant opportunity to expand existing customer relationships and start new ones in this dynamic market."

Fourth Quarter 2018 Financial Highlights:

•
Revenues: SaaS and maintenance revenues were $35.0 million compared to $29.6 million for the fourth quarter of fiscal 2017. Total revenues were $36.7 million compared to $35.6 million for the fourth quarter of fiscal 2017.

•
Gross Profit: Gross profit was $21.9 million compared to $20.1 million for the fourth quarter of fiscal 2017. Gross margins were 60% compared to 57% for the fourth quarter of fiscal 2017. Non-GAAP gross profit was $23.0 million compared to $22.7 million for the fourth quarter of fiscal 2017. Non-GAAP gross margins were 63% compared to 61% for the fourth quarter of fiscal 2017.

•
(Loss) income from operations: GAAP loss from operations was $(3.4) million compared to a GAAP loss from operations of $(7.2) million for the fourth quarter of fiscal 2017. Non-GAAP income from operations was $2.0 million compared to a Non-GAAP income from operations of $0.1 million for the fourth quarter of fiscal 2017.

•
Net loss: GAAP net loss was $(3.6) million compared to a net loss of $(9.0) million for the fourth quarter of fiscal 2017. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.12) based upon weighted average shares outstanding of 31.3 million, as compared to net loss per share of $(0.31) for the fourth quarter of fiscal 2017 based upon weighted average shares outstanding of 29.2 million.

•
Non-GAAP net income (loss): Non-GAAP net income was $1.8 million as compared to a Non-GAAP net loss of $(1.7) million for the fourth quarter of fiscal 2017. Non-GAAP net income per share was $0.06 based upon weighted average shares outstanding of 31.3 million, as compared to Non-GAAP net loss per share of $(0.06) for the fourth quarter of fiscal 2017 based upon weighted average shares outstanding of 29.2 million.

•	Adjusted EBITDA: Adjusted EBITDA was $2.5 million compared to $1.0 million for the fourth quarter of fiscal 2017.

Fiscal Year 2018 Financial Highlights:

•	Revenues: SaaS and maintenance revenues were $135.9 million compared to $108.1 million in fiscal 2017. Total revenues were $154.6 million compared to $131.2 million for fiscal 2017.

•
Gross Profit: Gross profit was $89.3 million compared to $70.1 million for fiscal 2017. Gross margins were 58% compared to 53% for fiscal 2017.  Non-GAAP gross profit was $94.5 million, compared to $79.5 million for fiscal 2017. Non-GAAP gross margins were 61% compared to 58% for fiscal 2017.

•
(Loss) income from operations: GAAP loss from operations was $(20.8) million compared to a loss from operations of $(38.6) million for fiscal 2017.  Non-GAAP income from operations was $8.7 million compared to a Non-GAAP loss from operations of $(11.8) million for fiscal 2017.

•
Net loss: GAAP net loss was $(28.2) million compared to net loss of $(39.5) million for fiscal 2017. GAAP basic and diluted net loss per share attributed to common stockholders was $(0.93) based upon weighted average shares outstanding of 30.4 million as compared to net loss per share of $(1.38) for fiscal 2017 based upon weighted average shares outstanding of 28.6 million.

•
Non-GAAP net income (loss): Non-GAAP net income was $1.3 million as compared to Non-GAAP net loss of $(16.9) million for fiscal 2017. Non-GAAP net income per share was $0.04 based upon weighted average shares outstanding of 30.4 million, as compared to Non-GAAP net loss per share of $(0.59) for fiscal 2017 based upon weighted average shares outstanding of 28.6 million.

•	Adjusted EBITDA: Adjusted EBITDA was $11.5 million compared to $(8.3) million for fiscal 2017.

Use of Non-GAAP Financial Measures

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Business Highlights:

•
Leading life sciences companies Novo Nordisk and Biogen, among others, subscribed to Revenue Cloud as part of our SaaS transition program, which will enable each customer to migrate from an on-premise system to a modern SaaS solution.

•	Seagate, a global leader in data storage solutions, expanded their usage of Revenue Cloud with a subscription to our Channel Data Management application.

•
Our cloud optimization initiative, which centers on improving delivery and development by powering Revenue Cloud with AWS's infrastructure, progressed this quarter with the transition of Edwards Life Sciences, Shionogi, Ipsen, and Allegro Microsystems, among others.

•	Integra Life Sciences recently added an acquired business unit to Revenue Cloud and in their next phase they will roll out our cloud platform to their international business units.

Guidance:

As of November 6, 2018, we are providing guidance for the first quarter of fiscal 2019 and the full fiscal year ending September 30, 2019.

Model N adopted ASC 606 beginning with its fiscal year 2019 using the modified retrospective method. The adoption of this accounting standard will be a headwind to our fiscal year 2019 financial results. The cumulative effect adjustment on total revenues is expected to be approximately $7.1 million with $3.2 million related to our Subscription revenues and $3.9 million related to our Professional Services revenues. The adoption will also impact our sales commissions accounting. We will capitalize sales commissions in fiscal year 2019. We expect this will lower our fiscal year expense by approximately $1.0 million. Adjusted EBITDA is expected to be negatively impacted by approximately $2.2 million, which represents the impact of the adoption on our Subscription revenues less the positive impact we expect to realize with the capitalization of our sales commissions expense.

(in $ millions, except per share outlook)	First Quarter Fiscal 2019	Full Year Fiscal 2019
Total GAAP Revenues (1),(2)	34.0 - 34.4	138.0 - 142.0
Subscription and other (1)	24.2 - 24.6	100.0 - 105.0
Non-GAAP income from operations	1.5 - 1.9	7.0 - 11.0
Non-GAAP net income (loss) per share	(0.01) - 0.01	0.05 - 0.17
Adjusted EBITDA	2.0 - 2.4	8.5 - 12.5
(1) The subscription cumulative effect adjustment for the first quarter of fiscal 2019 is expected to be approximately $1.1 million, and the adjustment for the full year fiscal 2019 is expected to be approximately $3.2 million.
(2) The Company does not expect any cumulative effect adjustment to Professional Services for the first quarter of fiscal 2019. The adjustment for the full year fiscal 2019 is expected to be approximately $3.9 million.

Quarterly Results Conference Call
Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the fourth quarter and fiscal year 2018, which ended September 30, 2018. The conference call can be accessed by dialing (877) 407-4018 from the United States or (201) 689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on November 13, 2018, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13683717.

About Model N

Model N is the leader in revenue management solutions. Driving mission critical business processes such as configure, price and quote (CPQ), contract and rebate management, business intelligence, and regulatory compliance, Model N solutions transform the revenue lifecycle from a series of disjointed operations into a strategic end-to-end process. With deep industry expertise, Model N supports the complex business needs of the world’s leading brands in pharmaceutical, medical device, semiconductors and high tech manufacturing across more than 120 countries, including Pfizer, AstraZeneca, Sanofi, Gilead, Abbott, Stryker, AMD, Micron, Seagate, STMicroelectronics, NXP, Sesotec, and Southern States.  For more information, visit www.modeln.com

Model N® is the registered trademark of Model N, Inc. Any other company names mentioned are the property of their respective owners and are mentioned for identification purposes only.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal year 2019 revenue and expense, and other financial results as well as outlook for fiscal year 2019 and future prospects, including customer expansions and cloud migrations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; and (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; and (xii) our ability to retain customers, and (xiii) acquisition-related risks from our acquisition of Revitas. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2018, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net (loss) income per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment and amortization of intangible assets. Non-GAAP income (loss) from operations and non-GAAP net income (loss) exclude stock-based compensation expense, amortization of intangible assets, and acquisition & integration related expenses, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition as they are often excluded by other companies to help investors understand the operational performance of their business and, in the case of stock-based compensation, can be difficult to predict and therefore we have not provided a reconciliation of forecasted Non-GAAP results with GAAP. In addition, stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted depreciation and amortization, stock-based compensation expense, acquisition & integration related expenses, deferred revenue adjustment, interest (income) expense, net, and other (income) expenses, net, and provision (benefit) for income taxes. Reconciliation tables are provided in this press release.

Investor Relations Contact:
ICR for Model N

Staci Mortenson, 650-610-4998
investorrelations@modeln.com

Media Contact:
pr@modeln.com

Model N Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of September 30, 2018	As of September 30, 2017
Assets
Current assets:
Cash and cash equivalents	$56,704	$57,558
Accounts receivable, net	28,273	24,784
Prepaid expenses	3,631	3,733
Other current assets	455	1,013
Total current assets	89,063	87,088
Property and equipment, net	2,146	4,611
Goodwill	39,283	39,283
Intangible assets, net	34,597	40,156
Other assets	1,064	798
Total assets	$166,153	$171,936
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,664	$3,002
Accrued employee compensation	14,211	14,996
Accrued liabilities	3,182	4,979
Deferred revenue, current portion	52,176	49,186
Long term debt, current portion	1,375	4,753
Total current liabilities	72,608	76,916
Long-term liabilities:
Long term debt	52,329	52,452
Other long-term liabilities	1,182	1,307
Total long-term liabilities	53,511	53,759
Total liabilities	126,119	130,675
Stockholders' equity:
Common Stock	5	4
Preferred Stock	—	—
Additional paid-in capital	244,814	217,052
Accumulated other comprehensive loss	(1,285)	(502)
Accumulated deficit	(203,500)	(175,293)
Total stockholders' equity	40,034	41,261
Total liabilities and stockholders' equity	$166,153	$171,936

Model N Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2018	2017	2018	2017
Revenues:
SaaS and maintenance	$34,984	$29,628	$135,927	$108,055
License and implementation	1,730	5,977	18,705	23,114
Total revenues	36,714	35,605	154,632	131,169
Cost of Revenues:
SaaS and maintenance	13,414	12,345	53,903	46,872
License and implementation	1,413	3,118	11,431	14,224
Total cost of revenues	14,827	15,463	65,334	61,096
Gross profit	21,887	20,142	89,298	70,073
Operating Expenses:
Research and development	7,555	7,762	32,416	31,064
Sales and marketing	8,637	10,258	35,482	41,339
General and administrative	9,079	9,332	42,178	36,281
Total operating expenses	25,271	27,352	110,076	108,684
Loss from operations	(3,384)	(7,210)	(20,778)	(38,611)
Interest expense (income), net	828	1,370	8,178	4,159
Other expenses (income), net	(416)	(15)	(722)	62
Loss before income taxes	(3,796)	(8,565)	(28,234)	(42,832)
(Benefit) provision for income taxes	(177)	457	(27)	(3,285)
Net loss	$(3,619)	$(9,022)	$(28,207)	$(39,547)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.12)	$(0.31)	(0.93)	$(1.38)
Weighted average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	31,342	29,198	30,370	28,649

Model N Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Fiscal year ended September 30,
	2018	2017
Cash Flows From Operating Activities:
Net loss	$(28,207)	$(39,547)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	8,299	8,185
Stock-based compensation	23,324	10,560
Amortization of debt discount and issuance cost	800	683
Deferred income taxes	(392)	(3,952)
Other non-cash charges	137	216
Loss on debt extinguishment	3,142	—
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(3,555)	1,420
Prepaid expenses and other assets	(960)	2,117
Deferred cost of implementation services	486	1,502
Accounts payable	(1,434)	(1,558)
Accrued employee compensation	(687)	2,626
Other accrued and long-term liabilities	(1,622)	13
Deferred revenue	3,192	5,770
Net cash provided by (used in) operating activities	2,523	(11,965)
Cash Flows From Investing Activities:
Purchases of property and equipment	(252)	(359)
Acquisition of businesses, net of cash acquired	—	(47,773)
Capitalization of software development costs	—	(369)
Net cash used in investing activities	(252)	(48,501)
Cash Flows From Financing Activities:
Proceeds from exercise of stock options and issuance of employee stock purchase plan	4,439	3,986
Proceeds from term loan	49,588	48,686
Debt issuance costs	(280)	(806)
Principal payments on loan	(55,250)	—
Early payment penalty	(1,500)	—
Net cash (used in) provided by financing activities	(3,003)	51,866
Effect of exchange rate changes on cash and cash equivalents	(122)	9
Net decrease in cash and cash equivalents	(854)	(8,591)
Cash and cash equivalents
Beginning of period	57,558	66,149
End of period	$56,704	$57,558

Model N Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)
(unaudited)
	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Reconciliation from GAAP net loss to adjusted EBITDA:
GAAP net loss:	$(3,619)	$(9,022)	$(28,207)	$(39,547)
Reversal of non-GAAP items:
Stock-based compensation expense	4,012	3,625	23,324	10,560
Depreciation and amortization	1,889	2,319	8,299	8,185
Deferred revenue adjustment	—	1,341	627	5,151
Acquisition and integration related costs	—	970	—	6,446
Interest expense (income), net	828	1,370	8,178	4,159
Other expenses (income), net	(416)	(15)	(722)	62
(Benefit) provision for income taxes	(177)	457	(27)	(3,285)
Adjusted EBITDA	$2,517	$1,045	$11,472	$(8,269)

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Reconciliation from GAAP revenue to revenue before deferred revenue adjustment:
GAAP revenue:	$36,714	$35,605	$154,632	$131,169
Deferred revenue adjustment (d)	—	1,341	627	5,151
Revenue before deferred revenue adjustment	$36,714	$36,946	$155,259	$136,320

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Reconciliation from GAAP gross profit to non-GAAP gross profit:
GAAP gross profit:	$21,887	$20,142	$89,298	$70,073
Reversal of non-GAAP expenses:
Stock-based compensation (a)	684	540	2,656	2,022
Amortization of intangible assets (b)	476	476	1,904	1,694
Acquisition and integration related expenses (c)	—	159	—	578
Deferred revenue adjustment (d)	—	1,341	627	5,151
Non-GAAP gross profit	$23,047	$22,658	$94,485	$79,518
Percentage of revenue before deferred revenue adjustment	62.8%	61.3%	60.9%	58.3%

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Reconciliation from GAAP loss from operations to non-GAAP income (loss) from operations:
GAAP net loss from operations:	$(3,384)	$(7,210)	$(20,778)	$(38,611)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	4,012	3,625	23,324	10,560
Amortization of intangible assets (b)	1,381	1,418	5,562	4,629
Acquisition and integration related expenses (c)	—	970	—	6,446

Deferred revenue adjustment (d)	—	1,341	627	5,151
Non-GAAP income (loss) from operations	$2,009	$144	$8,735	$(11,825)

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Numerator:
Reconciliation between GAAP and non-GAAP net income (loss):
GAAP net loss:	$(3,619)	$(9,022)	$(28,207)	$(39,547)
Reversal of non-GAAP expenses:
Stock-based compensation (a)	4,012	3,625	23,324	10,560
Amortization of intangible assets (b)	1,381	1,418	5,562	4,629
Acquisition and integration related expenses (c)	—	970	—	6,446
Deferred revenue adjustment (d)	—	1,341	627	5,151
Deferred tax valuation allowances (f)	—	—	—	(4,165)
Non-GAAP net income (loss) attributable to Model N Inc. common stockholders	$1,774	$(1,668)	$1,306	$(16,926)

Denominator:
Reconciliation between GAAP and non-GAAP net income (loss) per share attributable to Model N Inc. common stockholders:
Weighted average number of shares used in computing GAAP dilutive net loss per share	31,342	29,198	30,370	28,649
GAAP dilutive net loss per share attributable to Model N Inc. common stockholders	$(0.12)	$(0.31)	$(0.93)	$(1.38)
Non-GAAP net income (loss) per share attributable to Model N Inc. common stockholders	$0.06	$(0.06)	$0.04	$(0.59)

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017
Amortization of intangibles assets recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$476	$476	1,904	1,694
License and implementation	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	476	476	1,904	1,694
Operating expenses:
Research and development	—	—	—	—
Sales and marketing	905	942	3,658	2,935
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	905	942	3,658	2,935
Total amortization of intangibles assets (b)	$1,381	$1,418	$5,562	$4,629

	Three month ended September 30,		Fiscal year ended September 30,
	2018	2017	2018	2017

Stock-based compensation recorded in the statement of operations:
Cost of revenues:
SaaS and maintenance	$308	$265	1,269	1,007
License and implementation	376	275	1,387	1,015
Total stock-based compensation in cost of revenue (a)	684	540	2,656	2,022
Operating expenses:
Research and development	839	471	2,983	1,744
Sales and marketing	1,007	907	3,524	2,651
General and administrative	1,482	1,707	14,161	4,143
Total stock-based compensation in operating expense (a)	3,328	3,085	20,668	8,538
Total stock-based compensation (a)	$4,012	$3,625	$23,324	$10,560

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, Model N uses non-GAAP measures of adjusted EBITDA, gross profit, loss from operations, net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude certain legal expenses, Channel Insight and Revitas acquisition related costs, deferred revenue adjustment and valuation allowance resulting from Revitas acquisition, stock-based compensation expense, amortization of intangible assets and includes dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Model N’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating loss, net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)
Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. Stock-based compensation is a non-cash item. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies. In the third quarter of fiscal year 2018, the Company issued Mr. Rinat 572,601 common shares, with fair value approximately $10.5 million, in connection with his transition agreement when he resigned as Chief Executive Officer and Chairman of Board. Mr. Rinat’s 375,234 performance-based restricted stock units were cancelled and the previously recorded expense of approximately $2.0 million was reversed into general and administrative expenses.

(b)
Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operation results to prior periods and to our peer companies.

(c)
In January 2017, we acquired Revitas, as part of the acquisition we incurred certain non-recurring integration costs. We believe that exclusion of these acquisition related adjustments and costs provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)
Represents deferred revenue adjustment resulting from purchase price accounting that is related to the Revitas acquisition and is a non-cash item. As such, we believe this adjustment provides for a better comparison of our operation results to prior periods and to our peer companies.

(e)
In the third quarter of fiscal 2018, we recorded approximately $3.1 million of expense in connection with the repayment of our first term loan, of which approximately $1.6 million is non-cash unamortized discounts and deferred financing costs and $1.5 million in prepayment penalty. The charges were recorded as interest expense.